EXHIBIT 99.1

AvePoint Announces Third Quarter 2024 Financial Results

Third quarter SaaS revenue of $60.9 million, representing 45% year-over-year growth
Third quarter Total revenue of $88.8 million, representing 22% year-over-year growth
Total ARR of $308.9 million, representing 23% year-over-year growth

JERSEY CITY, N.J., Nov. 07, 2024 (GLOBE NEWSWIRE) -- AvePoint (NASDAQ: AVPT), the global leader in robust data management and data governance, today announced financial results for the third quarter ended September 30, 2024.

“Our strong third quarter results built on the momentum from the first half of the year, as we meaningfully exceeded our guidance for the seventh consecutive quarter, while improving on a number of key financial and operational metrics,” said Dr. Tianyi Jiang (TJ), CEO and Co-Founder, AvePoint. “Companies around the world increasingly recognize the importance of high-quality data and the criticality of a robust data management strategy and are prioritizing platform solutions that deliver automated value across multi-cloud environments. Our unmatched ability to meet this demand with the AvePoint Confidence Platform positions us well to capitalize on the tremendous market opportunity ahead of us and provides us the confidence to again raise our full-year expectations. We are excited for a strong close to 2024.”

Third Quarter 2024 Financial Highlights

  Revenue: Total revenue was $88.8 million, up 22% from the third quarter of 2023. Within total revenue, SaaS revenue was $60.9 million, up 45% from the third quarter of 2023.
  Gross Profit: GAAP gross profit was $67.6 million, compared to $52.6 million for the third quarter of 2023. Non-GAAP gross profit was $68.4 million, compared to $53.7 million for the third quarter of 2023. Non-GAAP gross margin was 77.0%, compared to 73.7% for the third quarter of 2023.
  Operating Income/(Loss): GAAP operating income was $7.7 million, compared to a GAAP operating loss of $(0.3) million for the third quarter of 2023. Non-GAAP operating income was $17.8 million, compared to $9.3 million for the third quarter of 2023. Non-GAAP operating margin was 20.1%, compared to 12.8% for the third quarter of 2023.
  Cash, cash equivalents and short-term investments: $250.0 million as of September 30, 2024.
  Cash from operations: for the nine months ended September 30, 2024, the Company generated $56.1 million of cash from operations, compared to $13.3 million generated in the prior year period.

Third Quarter 2024 Key Performance Indicators and Recent Business Highlights

  ARR as of September 30, 2024 was $308.9 million, up 23% year-over-year.
  Adjusted for FX, dollar-based gross retention rate was 88%, while dollar-based net retention rate was 110%. On a reported basis, dollar-based gross retention rate was 87%, while dollar-based net retention rate was 109%.
  Announced the general availability of AvePoint Cloud Backup Express, designed to use Microsoft 365 Backup Storage for rapid and more efficient data protection, advanced in-product integrations, comprehensive security and compliance, and a multi-cloud security framework.

Financial Outlook
The company is again raising its full year outlook for total ARR, total revenues and non-GAAP operating income.

For the fourth quarter of 2024, the Company expects:

  Total revenues of $86.5 million to $88.5 million, or year-over-year growth of 17% at the midpoint.
  Non-GAAP operating income of $12.6 million to $13.6 million.

For the full year 2024, the Company now expects:

  Total ARR of $324.9 million to $326.9 million, or year-over-year growth of 23% at the midpoint.
  Total revenues of $327.8 million to $329.8 million, or year-over-year growth of 21% at the midpoint.
  Non-GAAP operating income of $45.8 million to $46.8 million, or a non-GAAP operating margin of 14% at the midpoint.

We have not reconciled non-GAAP operating income or operating margin guidance to GAAP operating income or operating margin because we do not provide guidance on these GAAP results, and because certain items that impact these measures, including stock-based compensation expense, are uncertain or out of our control, or cannot be reasonably predicted, without unreasonable effort.

Quarterly Conference Call

AvePoint will host a conference call today, November 7, 2024, to review its third quarter 2024 financial results and to discuss its financial outlook. The call is scheduled to begin at 4:30pm ET. You may access the call and register with a live operator by dialing 1 (833) 816-1428 for US participants and 1 (412) 317-0520 for outside the US. The passcode for the call is 7094823. Investors can also join by webcast by visiting https://ir.avepoint.com/events. The webcast will be available live, and a replay will be available following the completion of the live broadcast for approximately 90 days.

About AvePoint

Securing the Future. AvePoint is a global leader in data management and data governance, and over 21,000 customers worldwide rely on our solutions to modernize the digital workplace across Microsoft, Google, Salesforce and other collaboration environments. AvePoint's global channel partner program includes over 3,500 managed service providers, value added resellers and systems integrators, with our solutions available in more than 100 cloud marketplaces. To learn more, visit www.avepoint.com.

Non-GAAP Financial Measures and Other Key Metrics

To supplement AvePoint’s consolidated financial statements presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (including percentage of revenue figures), non-GAAP operating income and non-GAAP operating margin, and key metrics include annual recurring revenue, dollar-based gross retention rate, and dollar-based net retention rate. The company has included a reconciliation of GAAP to non-GAAP financial measures at the end of this press release. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation expense and the amortization of acquired intangible assets. The company believes the presentation of its non-GAAP financial measures provides a better representation as to its overall operating performance. The presentation of AvePoint’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for its financial results prepared in accordance with GAAP, and AvePoint’s non-GAAP measures may be different from non-GAAP measures used by other companies.

Annual Recurring Revenue. This metric is calculated as the annualized sum of contractually obligated Annual Contract Value (“ACV”) from SaaS, term license and support, and maintenance revenue sources from all active customers at the end of a reporting period. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or replace these items. ARR is not a forecast of future revenue, and the active contracts used in calculating ARR may or may not be extended or renewed by our customers. The company believes this metric further enables measurement of its business performance, is an important metric for financial forecasting and better enables strategic decision making. Because this metric does not have the effect of providing a numerical measure that is different from any comparable GAAP measure, the company does not consider it a non-GAAP measure.

Dollar-based Gross Retention Rate. This metric is calculated by starting with the ARR from all active customers as of 12 months prior to such period end, or Prior Period ARR. The company then calculates ARR from these same customers as of the current period end, or Current Period ARR. Current Period ARR includes net contraction or attrition over the last 12 months but excludes ARR from new customers in the current period. The company then divides the total Current Period ARR by the total Prior Period ARR to arrive at the dollar-based gross retention rate. The company uses this metric as a measure of its ability to retain existing customers, and believes it is useful to investors for the same reason. Because this metric does not have the effect of providing a numerical measure that is different from any comparable GAAP measure, the company does not consider it a non-GAAP measure.

Dollar-based Net Retention Rate. This metric is calculated by starting with the ARR from all active customers as of 12 months prior to such period end, or Prior Period ARR. The company then calculates ARR from these same customers as of the current period end, or Current Period ARR. Current Period ARR includes net expansion over the last 12 months but excludes ARR from new customers in the current period. The company then divides the total Current Period ARR by the total Prior Period ARR to arrive at the dollar-based net retention rate. The company uses this metric as a measure of its ability to expand business with existing customers, and believes it is useful to investors for the same reason. Because this metric does not have the effect of providing a numerical measure that is different from any comparable GAAP measure, the company does not consider it a non-GAAP measure.

Disclosure Information

AvePoint uses the https://ir.avepoint.com/ website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and other federal securities laws including statements regarding the future performance of and market opportunities for AvePoint. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: changes in the competitive and regulated industries in which AvePoint operates, variations in operating performance across competitors, changes in laws and regulations affecting AvePoint’s business and changes in AvePoint’s ability to implement business plans, forecasts, and ability to identify and realize additional opportunities, and the risk of downturns in the market and the technology industry. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of AvePoint’s most recent Annual Report on Form 10-K and its registration statement on Form S-1 and related prospectus and prospectus supplements filed with the SEC. Copies of these and other documents filed by AvePoint from time to time are available on the SEC's website, www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and AvePoint does not assume any obligation and does not intend to update or revise these forward-looking statements after the date of this release, whether as a result of new information, future events, or otherwise, except as required by law. AvePoint does not give any assurance that it will achieve its expectations. Unless the context otherwise indicates, references in this press release to the terms “AvePoint”, “the Company”, “we”, “our” and “us” refer to AvePoint, Inc. and its subsidiaries.

Investor Contact
AvePoint
Jamie Arestia
ir@avepoint.com
(551) 220-5654

Media Contact
AvePoint
Nicole Caci
pr@avepoint.com
(201) 201-8143

AvePoint, Inc. Condensed Consolidated Statements of Income (In thousands, except per share amounts) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenue:
SaaS	$60,866	$41,910	$165,820	$115,701
Term license and support	14,140	16,293	35,128	40,474
Services	10,810	11,194	31,808	31,007
Maintenance	2,988	3,363	8,543	10,019
Total revenue	88,804	72,760	241,299	197,201
Cost of revenue:
SaaS	10,624	9,561	30,139	26,586
Term license and support	373	484	1,202	1,441
Services	10,057	9,922	28,777	29,231
Maintenance	167	189	487	584
Total cost of revenue	21,221	20,156	60,605	57,842
Gross profit	67,583	52,604	180,694	139,359
Operating expenses:
Sales and marketing	30,050	28,436	90,459	82,978
General and administrative	17,043	15,838	52,095	45,679
Research and development	12,838	8,643	35,827	26,931
Total operating expenses	59,931	52,917	178,381	155,588
Income (loss) from operations	7,652	(313)	2,313	(16,229)
Other expense, net	(4,541)	(1,076)	(8,107)	(1,576)
Income (loss) before income taxes	3,111	(1,389)	(5,794)	(17,805)
Income tax expense	183	2,841	6,170	8,132
Net income (loss)	$2,928	$(4,230)	$(11,964)	$(25,937)
Net income (loss) attributable to noncontrolling interest	308	(18)	(59)	57
Net income (loss) available to common shareholders	$2,620	$(4,212)	$(11,905)	$(25,994)
Net income (loss) per share:
Basic	$0.01	$(0.02)	$(0.07)	$(0.14)
Diluted	$0.01	$(0.02)	$(0.07)	$(0.14)
Weighted average shares outstanding:
Basic	183,946	181,769	182,753	182,630
Diluted	203,859	181,769	182,753	182,630

AvePoint, Inc. Condensed Consolidated Balance Sheets (In thousands, except par value) (Unaudited)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$249,803	$223,162
Short-term investments	173	3,721
Accounts receivable, net	79,986	85,877
Prepaid expenses and other current assets	11,083	12,824
Total current assets	341,045	325,584
Property and equipment, net	5,248	5,118
Goodwill	19,003	19,156
Intangible assets, net	9,709	10,546
Operating lease right-of-use assets	14,259	13,908
Deferred contract costs	55,371	54,675
Other assets	18,320	13,595
Total assets	$462,955	$442,582
Liabilities, mezzanine equity, and stockholders’ equity
Current liabilities:
Accounts payable	$3,898	$1,384
Accrued expenses and other current liabilities	57,459	53,766
Current portion of deferred revenue	133,338	121,515
Total current liabilities	194,695	176,665
Long-term operating lease liabilities	8,986	9,383
Long-term portion of deferred revenue	8,929	7,741
Earn-out shares liabilities	29,941	18,346
Other liabilities	4,683	5,603
Total liabilities	247,234	217,738
Commitments and contingencies
Mezzanine equity
Redeemable noncontrolling interest	—	6,038
Total mezzanine equity	—	6,038
Stockholders’ equity
Common stock, $0.0001 par value; 1,000,000 shares authorized, 187,431 and 184,652 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	19	18
Additional paid-in capital	693,819	667,881
Accumulated other comprehensive income	4,431	3,196
Accumulated deficit	(484,451)	(460,496)
Noncontrolling interest	1,903	8,207
Total stockholders’ equity	215,721	218,806
Total liabilities, mezzanine equity, and stockholders’ equity	$462,955	$442,582

AvePoint, Inc. Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	Nine Months Ended
	September 30,
	2024	2023
Operating activities
Net loss	$(11,964)	$(25,937)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,020	3,439
Operating lease right-of-use assets expense	4,975	5,294
Foreign currency remeasurement loss	1,212	763
Stock-based compensation	29,807	26,975
Deferred income taxes	(235)	(240)
Other	(4)	725
Change in value of earn-out and warrant liabilities	11,717	6,921
Changes in operating assets and liabilities:
Accounts receivable	6,873	(4,633)
Prepaid expenses and other current assets	1,767	1,663
Deferred contract costs and other assets	(3,280)	(5,637)
Accounts payable, accrued expenses, operating lease liabilities and other liabilities	(598)	(5,331)
Deferred revenue	11,844	9,282
Net cash provided by operating activities	56,134	13,284
Investing activities
Maturities of investments	5,361	1,292
Purchases of investments	(1,850)	(2,050)
Capitalization of internal-use software	(947)	(988)
Purchase of property and equipment	(2,303)	(1,478)
Issuance of notes receivables	(1,500)	(1,000)
Other investing activities	(130)	—
Net cash used in investing activities	(1,369)	(4,224)
Financing activities
Repurchase of common stock	(21,704)	(33,644)
Proceeds from stock option exercises	3,613	3,865
Redemption of redeemable noncontrolling interest	(6,130)	—
Purchase of public warrants	(3,991)	—
Repayments of finance leases	(6)	(30)
Net cash used in financing activities	(28,218)	(29,809)
Effect of exchange rates on cash	94	(653)
Net increase (decrease) in cash and cash equivalents	26,641	(21,402)
Cash and cash equivalents at beginning of period	223,162	227,188
Cash and cash equivalents at end of period	$249,803	$205,786
Supplemental disclosures of cash flow information
Income taxes paid	$5,552	$5,794

AvePoint, Inc. Non-GAAP Reconciliations (In thousands) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Non-GAAP operating income
GAAP operating income (loss)	$7,652	$(313)	$2,313	$(16,229)
Stock-based compensation expense	9,811	9,285	29,807	26,975
Amortization of acquired intangible assets	362	353	1,064	1,106
Non-GAAP operating income	$17,825	$9,325	$33,184	$11,852
Non-GAAP operating margin	20.1%	12.8%	13.8%	6.0%

Non-GAAP gross profit
GAAP gross profit	$67,583	$52,604	$180,694	$139,359
Stock-based compensation expense	530	806	1,516	2,292
Amortization of acquired intangible assets	242	241	722	725
Non-GAAP gross profit	$68,355	$53,651	$182,932	$142,376
Non-GAAP gross margin	77.0%	73.7%	75.8%	72.2%

Non-GAAP sales and marketing
GAAP sales and marketing	$30,050	$28,436	$90,459	$82,978
Stock-based compensation expense	(2,186)	(2,358)	(6,684)	(7,267)
Amortization of acquired intangible assets	(120)	(112)	(342)	(381)
Non-GAAP sales and marketing	$27,744	$25,966	$83,433	$75,330
Non-GAAP sales and marketing as a % of revenue	31.2%	35.7%	34.6%	38.2%

Non-GAAP general and administrative
GAAP general and administrative	$17,043	$15,838	$52,095	$45,679
Stock-based compensation expense	(4,925)	(5,264)	(15,451)	(14,551)
Non-GAAP general and administrative	$12,118	$10,574	$36,644	$31,128
Non-GAAP general and administrative as a % of revenue	13.6%	14.5%	15.2%	15.8%

Non-GAAP research and development
GAAP research and development	$12,838	$8,643	$35,827	$26,931
Stock-based compensation expense	(2,170)	(857)	(6,156)	(2,865)
Non-GAAP research and development	$10,668	$7,786	$29,671	$24,066
Non-GAAP research and development as a % of revenue	12.0%	10.7%	12.3%	12.2%